Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification Number)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Alejandro Hoyos

U.S. Bank National Association

8 Greenway Plz Ste 1100, Houston, Texas 77046-0892

(713) 212-7576

(Name, address and telephone number of agent for service)

Noble Finance Company*

(Exact name of obligor as specified in its charter)

Cayman Islands	98-0366361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

* Additional Registrants listed on Schedule A hereto

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Guarantees

(Title of the indenture securities)

Schedule A

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bully 1 (Switzerland) GmbH**	Switzerland	98-0568935
Noble BD LLC	Delaware	82-5210197
Noble Cayman SCS Holding Ltd	Cayman Islands	98-1350467
Noble Contracting II GmbH**	Switzerland	—
Noble Drilling (Guyana) Inc.***	Guyana	98-1405736
Noble Drilling (Norway) AS†	Norway	52-2239546
Noble Drilling (TVL) Ltd.	Cayman Islands	—
Noble Drilling (U.S.) LLC	Delaware	76-0295031
Noble Drilling Doha LLC‡	Doha, Qatar	—
Noble Drilling International GmbH**	Switzerland	98-0688632
Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.)	Delaware	76-0295033
Noble DT LLC	Delaware	84-3405555
Noble International Finance Company	Cayman Islands	98-0655893
Noble Leasing (Switzerland) GmbH**	Switzerland	98-0566694
Noble Leasing III (Switzerland) GmbH**	Switzerland	98-0631434
Noble Resources Limited	Cayman Islands	98-1096876
Noble Rig Holding 2 Limited	Cayman Islands	98-1461033
Noble Rig Holding I Limited	Cayman Islands	98-1443703
Noble SA Limited	Cayman Islands	98-1343368
Noble Services Company LLC	Delaware	85-3318770
Noble Services International Limited	Cayman Islands	98-1096893
Pacific Drilling S.A.+	Luxembourg	98-1465724

*

Each additional registrant is a wholly-owned direct or indirect subsidiary of Noble Finance Company. Unless otherwise indicated, the address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100. The primary standard industrial classification code number of each of the additional registrants is 1381. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is Richard B. Barker, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100.

**	The address, including zip code, of such registrant’s principal executive offices is Dorfstrasse 19a, Baar Switzerland 6340.
***	The address, including zip code, of such registrant’s principal executive offices is 63 Hadfield & Cross Streets, Werk-en Rust, Georgetown, Demerara, Guyana.
†	The address, including zip code, of such registrant’s principal executive offices is Hinna Park Jåttåvågveien 7, Bygg B,PO Box 370, Stavanger, Norway 4067.
‡	The address, including zip code, of such registrant’s principal executive offices is Salam Globex Business Center, The Gate- Tower II, Office 807, 8th Level, PO Box 14023, West Bay, Doha, Qatar.
+	The address, including zip code, of such registrant’s principal executive offices is 25B, Boulevard Royal, 2449 Luxembourg, Grand Duchy of Luxembourg.

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 22nd day of December, 2021.

By:	/s/ Alejandro Hoyos
Alejandro Hoyos
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2021-00903-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 22, 2021

By:	/s/ Alejandro Hoyos
Alejandro Hoyos
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2021

($000’s)

9/30/2021
Assets
Cash and Balances Due From Depository Institutions	$63,715,510
Securities	148,000,109
Federal Funds	22,403
Loans & Lease Financing Receivables	298,005,995
Fixed Assets	6,031,305
Intangible Assets	13,529,305
Other Assets	27,506,020

Total Assets	$556,810,647

Liabilities
Deposits	$449,625,649
Fed Funds	2,016,875
Treasury Demand Notes	0
Trading Liabilities	1,136,642
Other Borrowed Money	33,001,952
Acceptances	0
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,733,477

Total Liabilities	$504,114,595

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,606,027
Minority Interest in Subsidiaries	804,910

Total Equity Capital	$52,696,052

Total Liabilities and Equity Capital	$556,810,647